UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  July 22, 2003



Commission        Registrant; State of Incorporation;     IRS Employer
File Number       Address; and Telephone Number           Identification Number
-----------       -----------------------------------     ---------------------
1-13739           UNISOURCE ENERGY CORPORATION            86-0786732
                  (An Arizona Corporation)
                  One South Church, Suite 100
                  Tucson, AZ  85701
                  (520) 571-4000


1-5924            TUCSON ELECTRIC POWER COMPANY           86-0062700
                  (An Arizona Corporation)
                  One South Church, Suite 100
                  Tucson, AZ  85701
                  (520) 571-4000



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Item 5.  Other Events
---------------------

As previously disclosed, in October 2002, UniSource Energy Corporation (UniSource Energy) entered into two Asset Purchase Agreements with Citizens Communications Company (Citizens) for the purchase by UniSource Energy of Citizens' Arizona electric utility and gas utility businesses for a total of $230 million. The purchase price of each is subject to adjustments based on the date on which the transaction is closed and, in each case, on the amount of certain assets and liabilities of the purchased business at the time of closing.

UniSource Energy and Citizens have agreed to modify the provision of the agreements that provided that the purchase price would be reduced by $10 million if the transaction closes by July 28, 2003 to allow such $10 million price reduction so long as the transaction closes by August 11, 2003.

The acquisition is expected to close on or about August 11, 2003. The acquisition has not yet been approved by the Securities and Exchange Commission.




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

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.


                                     UNISOURCE ENERGY CORPORATION
                                     ----------------------------
                                             (Registrant)


Date: July 22, 2003                     /s/  Kevin P. Larson
                                     ----------------------------
                                             Kevin P. Larson
                                     Vice President and Principal
                                           Financial Officer



                                     TUCSON ELECTRIC POWER COMPANY
                                     -----------------------------
                                             (Registrant)


Date: July 22, 2003                     /s/  Kevin P. Larson
                                     -----------------------------
                                             Kevin P. Larson
                                      Vice President and Principal
                                           Financial Officer

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